Exhibit 5.1

October 19, 2021

Dragoneer Growth Opportunities Corp. II

One Letterman Drive

Building D, Suite M500

San Francisco, CA 94129

Ladies and Gentlemen:

We have acted as special United States counsel to Dragoneer Growth Opportunities Corp. II, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-259894) (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the Business Combination Agreement, dated July 23, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Redwood Opportunity Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Redwood Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub II”), and Papay Topco, Inc., a Delaware corporation (“Cvent”), pursuant to which, among other things, (i) Merger Sub I will merge with and into Cvent (the “First Merger”; the time the First Merger becomes effective being referred to as the “First Effective Time”), with Cvent as the surviving company in the First Merger, and promptly following the First Effective Time, Cvent will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”; the time the Second Merger becomes effective being referred to as the “Second Effective Time”), with Merger Sub II as the surviving company in the Second Merger and, after giving effect to the Mergers, Merger Sub II will be a wholly-owned subsidiary of the Company.

Pursuant to the Business Combination Agreement, prior to and as a condition to the Mergers, the Company will change its jurisdiction of incorporation from the Cayman Islands to Delaware pursuant to Part XII of the Companies Law (Revised) of the Cayman Islands and domesticate (the “Domestication”; the Domestication together with the Mergers and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing the Company’s Certificate of Incorporation, substantially in the form filed as Exhibit 3.2 to the Registration Statement and Certificate of Corporate Domestication, substantially in the form filed as Exhibit 4.2 to the Registration Statement, with the Secretary of State of the State of Delaware. The Domestication is subject to the approval of the shareholders of the Company. We refer herein to the Company following effectiveness of the Domestication as “New Cvent”.

Promptly following the consummation of the Domestication, the Mergers will occur, and after giving effect to the Mergers, Merger Sub II will be a wholly-owned subsidiary of New Cvent. In connection with the Domestication, on the date of closing of the Business Combination (the “Closing”), (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) will convert automatically by operation of law, on a one-for-one basis, into shares of New Cvent Common Stock, par value $0.0001 per share (the “New Cvent Common Stock”), including the Class A Ordinary Shares to be issued immediately prior to the First Effective Time pursuant to the Forward Purchase Agreement (as defined below); and (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares”) will convert automatically by operation of law, on a one-for-one basis, into shares of New Cvent Common Stock.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of 487,249,396 shares of New Cvent Common Stock, representing (a) 27,600,000 Class A Ordinary Shares issued in the Company’s initial public offering, (b) 5,000,000 Class A Ordinary Shares underlying the forward purchase shares to be issued immediately prior to the First Effective Time, but following the Domestication, (c) 6,900,000 Class B Ordinary Shares held by the initial shareholders, (d) 752,000 private placement shares held by Dragoneer Growth Opportunities Holdings II, a Cayman Islands limited liability company (“Sponsor”), (e) 200,000 shares of common stock of New Cvent that will be issued upon conversion of the principal amount of a working capital loan provided to the Company by Sponsor, and (f) up to 446,797,396 shares of New Cvent Common Stock that will be issued to the equityholders of New Cvent in connection with the Business Combination (any such shares issued at Closing pursuant to the Business Combination Agreement, the “Merger Shares”).

In rendering the opinions stated herein, we have reviewed the following:

(a) the Registration Statement;

(b) A copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) A copy of Amendment No. 1 to the Business Combination Agreement, dated October 19, 2021, filed as Exhibit 2.2 to the Registration Statement;

(d) The form of Certificate of Incorporation of New Cvent, to become effective upon the Domestication, filed as Exhibit 3.2 to the Registration Statement;

(e) The form of Bylaws of New Cvent, to become effective upon the Domestication, filed as Exhibit 3.3 to the Registration Statement;

(f) The form of Certificate of Corporate Domestication of the Company, filed as Exhibit 4.2 to the Registration Statement;

(g) An executed copy of the Forward Purchase Agreement, dated as of October 29, 2020 by and between the Company and Dragoneer Funding II LLC (the “Forward Purchase Agreement”), filed as Exhibit 10.9 to the Registration Statement; and

(h) Resolutions of the Board of Directors of the Company and committees thereof relating to, among other things, the Registration Statement, the Mergers and the Domestication.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the DGCL and, in the case of paragraph (iv) below, the internal laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that upon effectiveness of the Domestication and the filing of the Certificate of Incorporation of New Cvent with the Delaware Secretary of State:

(i) the issued and outstanding Class A Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New Cvent Common Stock as set forth in the Registration Statement;

(ii) the issued and outstanding Class B Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New Cvent Common Stock as set forth in the Registration Statement; and

(iii) upon the Second Effective Time, the Merger Shares will be duly authorized, validly issued, fully paid and non-assessable.

In addition, in rendering the foregoing opinions, we have assumed that:

(a) New Cvent (i) will be duly incorporated and validly existing and in good standing, (ii) will have requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Business Combination Agreement and the Certificate of Incorporation;

(b) New Cvent will have the corporate power and authority to execute, deliver and perform all its obligations under the Business Combination Agreement and the Certificate of Incorporation;

(c) Prior to effecting the Domestication and prior to the issuance of securities by New Cvent: (i) the shareholders of the Company will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

(d) The current draft of the Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

(e) The conditions to consummating the transactions contemplated by the Business Combination Agreement including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL, will have been satisfied or duly waived.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity, (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

Our opinions with respect to choice of law and forum selection provisions are given solely in reliance on, and are limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP